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                         Report of Independent Auditors



To the Shareholders and Board of Directors
Delaware Group Global & International Fund, Inc.

We have audited the accompanying statements of net assets and statements of assets and liabilities of Delaware Group Global & International Funds, Inc. (comprising, respectively, the International Equity Series, Global Assets Series, Global Bond Series, and Emerging Markets Series) (the "Fund") as of November 30, 1996, and the related statements of operations, the statements of changes in net assets, and the financial highlights for each of the periods indicated therein. These financial statements and financial highlights are the responsibility of the Fund's management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned as of November 30, 1996, by correspondence with the custodian and brokers. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of Delaware Group Global & International Funds, Inc. at November 30, 1996, and the results of their operations, the changes in their net assets, and the financial highlights for each of the periods indicated therein, in conformity with generally accepted accounting principles.

                                                      /s/ Ernst & Young LLP
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                                                         ERNST & YOUNG LLP

January 13, 1997



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               Consent of Ernst & Young LLP, Independent Auditors

We consent to the references to our firm under the captions "Financial Highlights" in the Prospectuses and "Financial Statements" in the Statement of Additional Information and to the incorporation by reference in this Post-Effective Amendment No. 15 to the Registration Statement (Form N-1A) (No. 33-41034) of Delaware Group Global & International Funds, Inc. of our report dated January 13, 1997, included in the 1996 Annual Report to Shareholders of Delaware Group Global & International Funds, Inc.

                                                        /s/ Ernst & Young LLP
                                                        ---------------------
                                                           ERNST & YOUNG LLP

Philadelphia, Pennsylvania
March 19, 1997